                                                                    EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (unaudited)

                                                       Thirteen Weeks Ended            Twenty-Six Weeks Ended
                                                   ------------------------------    ---------------------------
(in thousands, except per share amount)            July 1, 1995     June 25, 1994    July 1, 1995   June 25, 1994
                                                   ------------     -------------    ------------   -------------
 PRIMARY
 -------

 Net income (loss)                                   $ 3,664           $(1,435)        $ 3,986         $   147

 Weighted average number of shares of common
    stock outstanding                                 13,387            14,380          13,679          14,539
                                                     -------           -------         -------         -------

 Net income (loss) per share, as reported            $   .27           $  (.10)        $   .29         $   .01
                                                     =======           =======         =======         =======

 Weighted average number of shares of common
    stock outstanding                                 13,387            14,380          13,679          14,539

 Common stock equivalent--assumed exercise of
    common stock options                                 288                86             195              89
                                                     -------           -------         -------         -------

 Weighted average number of shares of common
    stock outstanding, including common stock
    equivalents                                       13,675            14,466          13,874          14,628
                                                     =======           =======         =======         =======

 Net income (loss) per share                         $   .27(1)        $  (.10)(1)     $   .29(1)      $   .01(1)
                                                     =======           =======         =======         =======

 FULLY DILUTED
 -------------

 Net income (loss)                                   $ 3,664           $(1,435)        $ 3,986         $   147

 Add interest expense on convertible
    subordinated debentures issued June 1993,
    due June 2006 and amortization of related
    issuance costs, net of tax                         1,020             1,048           2,037           2,049
                                                     -------           -------         -------         -------

 Adjusted net income (loss)                          $ 4,684           $  (387)        $ 6,023         $ 2,196
                                                     =======           =======         =======         =======

 Weighted average number of shares of common
    stock outstanding                                 13,387            14,380          13,679          14,539

 Common stock equivalent--assumed exercise of
    common stock options                                 437                86             437              89

 Assumed conversion of debentures                      2,900             2,900           2,900           2,900
                                                     -------           -------         -------         -------


 Adjusted shares                                      16,724            17,366          17,016          17,528
                                                     =======           =======         =======         =======

 Net income (loss) per share                         $   .28(2)        $  (.02)(2)     $   .35(2)      $   .13(2)
                                                     =======           =======         =======         =======



(1) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.